Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
April 28, 2015                                         & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2015 SECOND QUARTER RESULTS

•Net sales increased 1 percent to $290.3 million
•Earnings per diluted share were $0.08

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal second quarter ended March 31, 2015, net sales were $290.3 million, compared with $288.1 million in the prior year. Operating income was $25.6 million compared with $25.3 million in the prior year, and adjusted operating income was $26.3 million compared with $28.0 million in the prior year. Income before income taxes increased 52.3 percent to $19.5 million compared with $12.8 million in the prior year. Net income per diluted share increased to $0.08 compared with $0.06 in the prior year, and adjusted net income per diluted share increased to $0.08 from $0.07. Adjusted EBITDA decreased to $40.7 million from $41.8 million in the prior year.

"Our overall results for the second quarter came in about as we expected,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.  "The benefit of continued improvement in our principal markets was offset by the headwinds from the harsh winter weather, the slowdown in the oil & gas market and the adverse impact of Canadian currency exchange rates."

“Sales to our primary water markets continued to grow as Mueller Co.’s domestic net sales of valves, hydrants and brass products increased approximately 12 percent this quarter compared with the prior year due to continued growth in demand from both residential construction and municipal markets.  But Mueller Co.’s adjusted operating margin declined 50 basis points compared with the prior year, which was partially attributable to harsh weather-related issues that caused two of our plants to incur a total of six unplanned shutdown days. Although we were able to meet most of our scheduled deliveries, we incurred higher costs due to overtime and the plant shutdowns. Operating results were also impacted by unfavorable Canadian currency exchange rates.

"Anvil’s net sales decreased 5.9 percent in the second quarter compared with the prior year, as the approximately 6 percent growth we experienced from sales into the non-residential construction market was not enough to offset an approximately 40 percent decline in oil & gas-related sales.

“We continue to believe adjusted results for the full year will improve year-over-year due to expected growth in our key municipal, residential and non-residential markets.

"Additionally, we expect improved results due to lower interest expense resulting from the debt refinancing we closed in our first quarter and the benefits of operating leverage.  We also recently announced a dividend increase and share repurchase program that are part of a disciplined capital allocation strategy that seeks to enhance the value delivered to our stockholders. These announcements reflect our confidence in the Company’s strong financial position and its long-term business strategy and growth prospects.”

Second Quarter Consolidated Results

Net sales for the 2015 second quarter increased $2.2 million, or 0.8 percent, to $290.3 million as compared with $288.1 million for the 2014 second quarter, due to higher shipment volumes and improved pricing, partially offset by unfavorable Canadian currency exchange rates.

Adjusted operating income for the 2015 second quarter decreased $1.7 million to $26.3 million as compared with $28.0 million for the 2014 second quarter.

Second Quarter Segment Results

Mueller Co.

Net sales for the 2015 second quarter of $199.2 million increased 4.1 percent as compared with $191.3 million for the 2014 second quarter. Higher sales of valves, hydrants and brass products, as well as improved pricing, were offset by lower shipment volumes of metering products and systems and unfavorable Canadian currency exchange rates.

Adjusted operating income for the 2015 second quarter of $27.8 million was flat compared with last year. Adjusted operating margin for the 2015 second quarter decreased 50 basis points to 14.0 percent as compared with 14.5 percent for the 2014 second quarter.

Anvil

Net sales for the 2015 second quarter decreased 5.9 percent to $91.1 million as compared with $96.8 million for the 2014 second quarter. This decrease resulted from lower shipment volumes of oil & gas-related products partially offset by increased sales to the non-residential market.

Adjusted operating income for the 2015 second quarter was $7.4 million as compared with $8.6 million for the 2014 second quarter. This decline reflects the decrease in net sales and an unfavorable shift in product mix.

Interest Expense, Net

Interest expense, net for the 2015 second quarter declined $6.4 million to $6.1 million as compared with $12.5 million for the 2014 second quarter. The decline was due to lower interest rates and lower amounts of debt outstanding. During the 2015 first quarter, we prepaid all of our Senior Subordinated Notes and Senior Unsecured Notes and entered into a new term loan.

Income Taxes

For the 2015 second quarter, income tax expense of $7.2 million was 36.9 percent of income before income taxes. For the 2014 second quarter, the effective income tax rate was 24.2 percent, which included a benefit of $2.0 million from a revised apportionment of deferred state and local income taxes.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude, on an after-tax basis, restructuring, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, April 29, 2015 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-396-1242. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected growth in our key end markets and the benefits of our recent debt refinancing and excludes the effect of interest rate risk management activities, if any. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	September 30,
	2015	2014
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$34.1	$161.1
Receivables, net	186.6	182.1
Inventories	223.3	198.0
Deferred income taxes	34.8	38.6
Other current assets	32.7	44.1
Total current assets	511.5	623.9
Property, plant and equipment, net	144.7	146.3
Intangible assets	519.8	533.6
Other noncurrent assets	32.5	13.3
Total assets	$1,208.5	$1,317.1

Liabilities and equity:
Current portion of long-term debt	$6.1	$46.2
Accounts payable	91.6	116.0
Other current liabilities	52.6	82.2
Total current liabilities	150.3	244.4
Long-term debt	507.4	499.4
Deferred income taxes	141.8	150.4
Other noncurrent liabilities	80.0	71.3
Total liabilities	879.5	965.5

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 160,795,145 and 159,760,671 shares outstanding at March 31, 2015 and September 30, 2014, respectively	1.6	1.6
Additional paid-in capital	1,580.4	1,582.8
Accumulated deficit	(1,181.6)	(1,173.7)
Accumulated other comprehensive loss	(72.8)	(60.7)
Total Company stockholders’ equity	327.6	350.0
Noncontrolling interest	1.4	1.6
Total equity	329.0	351.6
Total liabilities and equity	$1,208.5	$1,317.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net sales	$290.3	$288.1	$552.1	$545.5
Cost of sales	208.2	205.9	398.7	396.2
Gross profit	82.1	82.2	153.4	149.3
Operating expenses:
Selling, general and administrative	55.8	54.2	110.8	107.2
Restructuring	0.7	2.7	8.9	2.8
Total operating expenses	56.5	56.9	119.7	110.0
Operating income	25.6	25.3	33.7	39.3
Interest expense, net	6.1	12.5	15.5	25.1
Loss on early extinguishment of debt	—	—	31.3	—
Income (loss) before income taxes	19.5	12.8	(13.1)	14.2
Income tax expense (benefit)	7.2	3.1	(5.2)	3.4
Net income (loss)	$12.3	$9.7	$(7.9)	$10.8

Net income (loss) per share:
Basic	$0.08	$0.06	$(0.05)	$0.07
Diluted	$0.08	$0.06	$(0.05)	$0.07

Weighted average shares outstanding:
Basic	160.7	159.2	160.4	158.9
Diluted	163.3	161.9	160.4	161.8

Dividends declared per share	$0.0175	$0.0175	$0.0350	$0.0350

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended
	March 31,
	2015	2014
	(in millions)
Operating activities:
Net income (loss)	$(7.9)	$10.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	14.1	13.5
Amortization	14.6	15.0
Loss on early extinguishment of debt	31.3	—
Stock-based compensation	3.4	3.7
Deferred income taxes	(1.8)	4.0
Retirement plans	0.3	0.6
Other, net	4.3	2.4
Changes in assets and liabilities, net of acquisitions:
Receivables	(7.0)	(10.2)
Inventories	(28.3)	1.1
Other assets	(2.4)	0.7
Liabilities	(59.5)	(34.0)
Net cash provided by (used in) operating activities	(38.9)	7.6
Investing activities:
Capital expenditures	(17.0)	(18.3)
Proceeds from sales of assets	4.8	0.3
Other	0.3	—
Net cash used in investing activities	(11.9)	(18.0)
Financing activities:
Proceeds from issuance of debt	512.5	—
Repayments of debt	(571.4)	—
Payments of dividends	(5.6)	(5.6)
Proceeds from issuance of common stock	2.0	1.8
Payments of employee taxes related to stock-based compensation	(2.2)	(3.1)
Payments of deferred financing fees	(8.4)	—
Other	0.7	1.3
Net cash used in financing activities	(72.4)	(5.6)
Effect of currency exchange rate changes on cash	(3.8)	(2.5)
Net change in cash and cash equivalents	(127.0)	(18.5)
Cash and cash equivalents at beginning of period	161.1	123.6
Cash and cash equivalents at end of period	$34.1	$105.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended March 31, 2015
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$199.2	$91.1	$—	$290.3

Gross profit	$56.6	$25.5	$—	$82.1
Selling, general and administrative expenses	28.8	18.1	8.9	55.8
Restructuring expense	0.1	0.2	0.4	0.7
Operating income (loss)	$27.7	$7.2	$(9.3)	25.6
Interest expense, net				6.1
Income tax expense				7.2
Net income				$12.3

Net income per diluted share				$0.08

Capital expenditures	$6.4	$3.4	$—	$9.8

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$27.7	$7.2	$(9.3)	$25.6
Restructuring expense	0.1	0.2	0.4	0.7
Adjusted operating income (loss)	27.8	7.4	(8.9)	26.3
Depreciation and amortization	10.7	3.6	0.1	14.4
Adjusted EBITDA	$38.5	$11.0	$(8.8)	$40.7

Adjusted operating margin	14.0%	8.1%		9.1%
Adjusted EBITDA margin	19.3%	12.1%		14.0%

Adjusted net income:
Net income				$12.3
Restructuring expense, net of tax				0.4
Adjusted net income				$12.7
Adjusted net income per diluted share				$0.08

Free cash flow:
Net cash used in operating activities				$(11.8)
Less capital expenditures				(9.8)
Free cash flow				$(21.6)

Net debt (end of period):
Current portion of long-term debt				$6.1
Long-term debt				507.4
Total debt				513.5
Less cash and cash equivalents				(34.1)
Net debt				$479.4

Adjusted EBITDA:
Current quarter				$40.7
Three prior quarters				143.9
Adjusted EBITDA				$184.6

Net debt leverage (net debt divided by adjusted EBITDA)				2.6x
MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended March 31, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$191.3	$96.8	$—	$288.1

Gross profit	$55.1	$27.1	$—	$82.2
Selling, general and administrative expenses	27.3	18.5	8.4	54.2
Restructuring expense	1.6	1.1	—	2.7
Operating income (loss)	$26.2	$7.5	$(8.4)	25.3
Interest expense, net				12.5
Income tax expense				3.1
Net income				$9.7

Net income per diluted share				$0.06

Capital expenditures	$6.5	$4.1	$0.2	$10.8

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$26.2	$7.5	$(8.4)	$25.3
Restructuring expense	1.6	1.1	—	2.7
Adjusted operating income (loss)	27.8	8.6	(8.4)	28.0
Depreciation and amortization	10.1	3.6	0.1	13.8
Adjusted EBITDA	$37.9	$12.2	$(8.3)	$41.8

Adjusted operating margin	14.5%	8.9%		9.7%
Adjusted EBITDA margin	19.8%	12.6%		14.5%

Adjusted net income:
Net income				$9.7
Restructuring expense, net of tax				1.7
Adjusted net income				$11.4
Adjusted net income per diluted share				$0.07

Free cash flow:
Net cash provided by operating activities				$11.4
Less capital expenditures				(10.8)
Free cash flow				$0.6

Net debt (end of period):
Current portion of long-term debt				$1.2
Long-term debt				599.4
Total debt				600.6
Less cash and cash equivalents				(105.1)
Net debt				$495.5

Adjusted EBITDA:
Current quarter				$41.8
Three prior quarters				124.7
Adjusted EBITDA				$166.5

Net debt leverage (net debt divided by adjusted EBITDA)				3.0x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Six months ended March 31, 2015
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$363.9	$188.2	$—	$552.1

Gross profit	$101.8	$51.6	$—	$153.4
Selling, general and administrative expenses	56.4	37.0	17.4	110.8
Restructuring expense	8.2	0.2	0.5	8.9
Operating income (loss)	$37.2	$14.4	$(17.9)	33.7
Interest expense, net				15.5
Loss on early extinguishment of debt				31.3
Income tax benefit				(5.2)
Net loss				$(7.9)

Net loss per diluted share				$(0.05)

Capital expenditures	$11.0	$6.0	$—	$17.0

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$37.2	$14.4	$(17.9)	$33.7
Restructuring expense	8.2	0.2	0.5	8.9
Adjusted operating income (loss)	45.4	14.6	(17.4)	42.6
Depreciation and amortization	21.3	7.2	0.2	28.7
Adjusted EBITDA	$66.7	$21.8	$(17.2)	$71.3

Adjusted operating margin	12.5%	7.8%		7.7%
Adjusted EBITDA margin	18.3%	11.6%		12.9%

Adjusted net income:
Net loss				$(7.9)
Restructuring expense, net of tax				5.6
Loss on early extinguishment of debt, net of tax				19.6
Adjusted net income				$17.3
Adjusted net income per diluted share				$0.11

Free cash flow:
Net cash used in operating activities				$(38.9)
Less capital expenditures				(17.0)
Free cash flow				$(55.9)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Six months ended March 31, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$356.3	$189.2	$—	$545.5

Gross profit	$96.8	$52.5	$—	$149.3
Selling, general and administrative expenses	53.0	36.6	17.6	107.2
Restructuring expense	1.7	1.1	—	2.8
Operating income (loss)	$42.1	$14.8	$(17.6)	39.3
Interest expense, net				25.1
Income tax expense				3.4
Net income				$10.8

Net income per diluted share				$0.07

Capital expenditures	$10.9	$7.2	$0.2	$18.3

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$42.1	$14.8	$(17.6)	$39.3
Restructuring expense	1.7	1.1	—	2.8
Adjusted operating income (loss)	43.8	15.9	(17.6)	42.1
Depreciation and amortization	21.2	7.1	0.2	28.5
Adjusted EBITDA	$65.0	$23.0	$(17.4)	$70.6

Adjusted operating margin	12.3%	8.4%		7.7%
Adjusted EBITDA margin	18.2%	12.2%		12.9%

Adjusted net income:
Net income				$10.8
Restructuring expense, net of tax				1.7
Adjusted net income				$12.5
Adjusted net income per diluted share				$0.08

Free cash flow:
Net cash provided by operating activities				$7.6
Less capital expenditures				(18.3)
Free cash flow				$(10.7)